CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS






We hereby consent to the use in this Registration Statement on Form 10-SB of our report dated October 1, 1999, related to the financial statements of Cyntech Technologies, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


TANNER+CO.




























Salt Lake City, Utah
November 9, 1999